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                                                                     EXHIBIT 4.3

                     QUESTCOR PHARMACEUTICALS, INCORPORATED

               1993 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN

                Adopted by the Board of Directors on June 8, 1993
               Amended by the Board of Directors January 10, 1994
                  Approved by the Shareholders January 18, 1994
               Amended by the Board of Directors in November, 1996
               Amended by the Board of Directors in October, 1998
       Amended by the Committee and Board of Directors on November 5, 1999 Amended by the Board of Directors and Shareholders on May 30, 2001
              Amended by the Board of Directors on January 18, 2002

         1.       PURPOSE.

                  (a) The purpose of the 1993 Non-Employee Directors' Equity Incentive Plan (the "Plan") is to provide a means by which each member of the Board of Directors (a "Director") of Questcor Pharmaceuticals, Incorporated, a California corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

                  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                  (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

         2.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

                  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (i) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or

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         in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (ii)     To amend the Plan as provided in paragraph
         12.

                           (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         3.       SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one million two hundred fifty thousand (1,250,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

                  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         4.       ELIGIBILITY.

         Options shall be granted only to Non-Employee Directors of the Company.

         5.       NON-DISCRETIONARY GRANTS.

         Each person who is, on or after January 1, 1993, elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company (or, if later, the date of amendment of the Plan by the Board to include this provision), be automatically granted an option to purchase twenty-five thousand (25,000) shares of common stock of the Company on the terms and conditions set forth herein. Thereafter, so long as he or she is a Non-Employee Director of the Company and the Plan remains in effect, each Non-Employee Director shall, upon January 1 of each year beginning in 1997, be automatically granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein. Notwithstanding the foregoing, no Non-Employee Director who owns, directly or indirectly, shares representing ten percent (10%) or more of the total outstanding shares of any class of stock of the Company shall be eligible for the grant of an option pursuant to this Section 5.

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         6.       OPTION PROVISIONS.

         Each option shall contain the following terms and conditions:

                  (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

                  (b) The exercise price of each option shall be eighty-five percent (85%) of the fair market value of the stock subject to such option on the date such option is granted.

                  (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the option is exercised, or (2) by delivery to the Company of shares of common stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (3) by a combination of such methods of payment.

                  (d) Except as otherwise expressly provided in an option holder's option agreement, an option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

                  (e) Except as provided in Section 11, an option shall vest with respect to each optionee in forty-eight (48) equal monthly installments over the four (4) year period commencing on the date of grant, provided that the optionee has, during the entire month prior to such vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. For purposes of the Plan, an "Employee" means any person, including a Director, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company. Also, for purposes of the Plan, a "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the

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issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

                  (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         7.       COVENANTS OF THE COMPANY.

                  (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

         8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

         9.       MISCELLANEOUS.

                  (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                  (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

                  (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him or her pursuant to an option granted to him or her.

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                  (d)      In connection with each option made pursuant to the
Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

                  (e) Throughout the term of any option, the Company shall deliver to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

         10.      ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

                  (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged any surviving corporation, other than the Company, shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan or, if the Company is the surviving corporation, such options shall continue in full force and effect.

         11.      CHANGE IN CONTROL.

                  (a) In the event of a Change in Control (as defined below), (i) any surviving or acquiring corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or such options shall continue in full force and effect, or (ii) in the event any surviving or acquiring corporation refuses to assume or continue such options or to substitute similar options for those outstanding under the Plan, with respect to options held by persons then performing services as Employees, Directors or Consultants, the vesting of such options and the time during which such options may be exercised shall be accelerated immediately prior to such Change in Control, and the options shall be terminated, to the extent not exercised, upon the consummation of such Change in Control.

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                  (b)      Subject to subsection (a), with respect to any person
granted an option under the Plan who continuously served as a Non-Employee Director or an Employee or Consultant, if such person's service is terminated in contemplation of a Change in Control by the Company or an Affiliate, other than for Cause (as defined below), death or Disability, within the sixty (60) days prior to the consummation of a Change in Control, then, for each option held by such person, all or a portion of the shares allotted to each vesting installment of such option (as determined under Section 6(e)) shall become vested and/or exercisable on an accelerated basis in accordance with the schedule set forth in
Section 11(h) below immediately prior to such Change in Control, and, in the case of any option held by such person that was granted after January 18, 2002, such option shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of such option.

                  (c) Subject to subsection (a), with respect to any person granted an option under the Plan who continuously served as a Non-Employee Director or an Employee or Consultant immediately prior to the consummation of a Change in Control, if such person's service is terminated by the Company or an Affiliate, or by the surviving or acquiring corporation or an affiliate thereof, as the case may be, other than for Cause, death or Disability, within the thirteen (13) months following such Change in Control, then, for each assumed or continuing option or substitute option held by such person, the shares allotted to each vesting installment of such option (as determined under Section 6(e)) shall become vested and/or exercisable on an accelerated basis in accordance with the schedule set forth in Section 11(h) below upon the termination of such person's service, and, in the case of any option held by such person that was granted after January 18, 2002, such option shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of such option.

                  (d) Subject to subsection (a), with respect to any person granted an option under the Plan who was continuously served as a Non-Employee Director or Employee or Consultant immediately prior to the consummation of a Change in Control, if such person's service is not terminated prior to thirteen
(13) months after such Change in Control, then, for any assumed or continuing option or substitute option held by such person, the shares allotted to each vesting installment of such option (as determined under Section 6(e)) shall become vested and/or exercisable on an accelerated basis in accordance with the schedule set forth in Section 11(h) below at the end of such thirteen (13) month period, and, in the case of any option held by such person that was granted after January 18, 2002, such option shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of such option.

                  (e) For purposes of this Section 11 only, termination of service by the Company or an Affiliate, or by the acquiring or surviving corporation or an affiliate thereof, as the case may be, following a Change in Control shall include a termination of service by a person upon thirty (30) days' written notice to the Company or an Affiliate, or to the acquiring or surviving corporation, as the case may be, that is due to any one of the following actions being taken without such person's express written consent: (i) in the case of an Employee or a

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Consultant, a material reduction in job responsibilities given the person's position with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, and the person's prior responsibilities with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, (ii) in the case of an Employee or a Consultant, any reduction in the person's annual base compensation or, in the case of a Non-Employee Director, any reduction in the person's director's fees, from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, as in effect immediately prior to such reduction; or (iii) in the case of an Employee or a Consultant, a relocation of the person's principal workplace for the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, to a facility or location more than twenty-five (25) miles from the person's principal workplace immediately prior to such relocation, provided, however, that the relocation of the person's principal workplace also increases the distance from the person's primary residence (determined at the time of the relocation) to the person's principal workplace.

                  (f) For purposes of this Section 11 only, a "Change in Control" shall occur upon any of the following events: (i) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of Directors; (ii) at the time individuals who, as of November 16, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to November 16, 2001, whose appointment, or election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board; (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities); or (iv) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

                  (g)      For purposes of this Section 11 only, "Cause" means:
(i) the conviction or no contest plea by an Employee, Director or Consultant to a felony, or a crime involving moral turpitude, under any federal or state criminal law, (ii) the commission of a fraud by an Employee, Director or Consultant against the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, (iii) the repeated unexplained or unjustified absence by an Employee from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, or (iv) the gross negligence or willful misconduct of an Employee, Director or

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Consultant where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof.

                  (h) For purposes of subsections (b), (c) and (d), the acceleration of the vesting and exercisability of an option, assumed or continuing option, or substitute option held by a Non-Employee Director or an Employee or Consultant shall be determined based on the service of such Non-Employee Director or Employee or Consultant, in accordance with the following schedule:

SERVICE OF THE NON-EMPLOYEE                                PERCENTAGE OF THE SHARES ALLOTTED TO
   DIRECTOR OR EMPLOYEE                                   EACH VESTING INSTALLMENT OF THE OPTION
      OR CONSULTANT                                         SUBJECT TO ACCELERATION OF VESTING
---------------------------                               --------------------------------------
       0 - 180 days                                                          0%
       181 to 1 year                                                        25%
1 year and 1 day to 2 years                                                 50%
   Greater than 2 years                                                    100%

The service of a Non-Employee Director or an Employee or Consultant for purposes of this subsection (h) shall be determined on the date of the termination of service of such Non-Employee Director or Employee or Consultant (in the case of subsection (b) or (c)), or on the date that is thirteen (13) months after the Change in Control (in the case of subsection (d)). The service of a Non-Employee Director or an Employee or Consultant shall include service with the Company or any predecessor organization, including, but not limited to, RiboGene, Inc.

         12.      AMENDMENT OF THE PLAN.

                  (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                           (i) Increase the number of shares reserved for options under the Plan;

                           (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or

                           (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

                  (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

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         13.      TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 7, 2003. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         14.      EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

                  (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

                  (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

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